Exhibit 99.1

EXL to acquire iMerit, advancing its leadership in enterprise AI by adding foundation model expertise and technology

•	Positions EXL to accelerate AI innovation in the enterprise with iMerit’s direct relationships with foundation model builders

•	Deepens EXL’s vertically specialized end-to-end AI capabilities with iMerit’s model training, evaluation and reinforcement learning

•	Expands EXL’s total addressable market across high-growth AI tech sectors, and multiplies the impact of iMerit on a broader enterprise audience

New York – June 24, 2026 – ExlService Holdings, Inc. (NASDAQ: EXLS), a global data and AI company, today announced a definitive agreement to acquire iMerit, a recognized leader in AI model training, evaluation and reinforcement learning. iMerit is focused on helping its clients train large language and multimodal models to improve accuracy, precision, and effectiveness. The acquisition, valued at up to $310 million in upfront and future consideration, is expected to close in the third quarter of 2026, subject to customary closing conditions. The move strengthens EXL’s ability to help enterprises achieve measurable outcomes from AI, builds partnerships with leading foundation model builders and expands EXL’s reach into high-growth AI tech sectors.

"As organizations reimagine their businesses with AI, success requires industry-specific data, rigorous evaluation and reinforcement learning to deliver reliable results in business-critical workflows,” said Rohit Kapoor, chairman and chief executive officer of EXL. “The acquisition of iMerit strengthens EXL’s AI strategy and ability to help clients move from experimentation to production. By combining iMerit’s capabilities with EXL’s domain expertise and AI platforms, we are setting the standard for AI that is trusted, accountable and built to perform in the enterprise.”

EXL will now be at the center of how next-gen AI is built, leveraging iMerit’s client relationships with leading foundation model companies. EXL and its clients will benefit from early insight into how models are trained, fine-tuned and improved. This also positions EXL to help enterprises build fit-for-purpose small language models tailored to their data and workflows.

iMerit enhances EXL’s platform and human intelligence capabilities through its Ango platform and Scholars network. Ango powers sophisticated data interactions with GenAI models, enabling chain-of-thought reasoning, red teaming and multimodal evaluations. Scholars expands EXL’s domain expertise through iMerit’s global network of specialists, including physicians, scientists, engineers, linguists and other subject matter experts who support human intelligence-driven feedback workflows for reinforcement learning.

EXL will integrate Ango with its agentic platforms — including EXLerate.ai, EXLdata.ai, and EXLdecision.ai — to combine expert human judgment, model evaluation and enterprise-scale execution. Together, these capabilities create an end-to-end AI platform that helps enterprises accelerate the transition from pilot to production-scale AI.

“We see EXL as an ideal leader in this defining moment for AI. We can build on our work with AI innovators and bring those insights to companies seeking to unlock their proprietary data,” said Radha Ramaswami Basu, chief executive officer and founder of iMerit. “Both companies share a belief that specialized high-quality data is the foundation of AI success. We are excited to multiply our impact through EXL’s industry expertise, complementary technology and trusted enterprise relationships.”

These offerings strengthen EXL’s vertically integrated AI stack and its ability to build and fine-tune domain-specific language models. This is particularly critical for regulated industries such as healthcare, insurance, banking and capital markets where EXL is already a highly trusted data and AI partner.

This acquisition also expands EXL into high-growth AI sectors, including high tech, mobility, autonomous systems and physical AI. iMerit’s expertise across text, image, video, voice and LiDAR data creates a strong foundation for AI solutions powering robotics, autonomous vehicles and intelligent real-world environments.

Transaction Details

The $310 million acquisition involves an upfront consideration of $170 million, with an additional $140 million in incentives and earnouts over two years contingent on meeting specified milestones. The transaction is expected to close in the third quarter of this year, subject to customary closing conditions, including expiration or termination of the waiting period for applicable antitrust regulations.

Conference Call

EXL will host a conference call today, June 24, 2026, at 12:00 P.M. ET to provide additional information. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com. Please access the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To join the live call, please register here. A dial-in and unique PIN will be provided to join the call. For those who cannot access the live broadcast, a replay will be available on the EXL website ir.exlservice.com for a period of twelve months.

About EXL

EXL (NASDAQ: EXLS) is a global data and AI company that offers services and solutions to reinvent client business models, drive better outcomes and unlock growth with speed. EXL harnesses the power of data, AI and deep industry knowledge to transform businesses, including the world’s leading corporations in industries including insurance, healthcare and life sciences, banking and capital markets, retail, communications and media and energy and infrastructure, among others. EXL was founded in 1999 with the core values of innovation, collaboration, excellence, integrity and respect. We are headquartered in New York and have over 67,000 employees spanning six continents. For more information, visit www.exlservice.com.

About iMerit

iMerit is a leader in AI fine tuning, evaluation, and reinforcement learning. iMerit helps frontier AI labs and enterprises build more accurate, reliable, and domain-aware models. iMerit delivers high-quality data across industries such as high-tech, autonomous mobility, healthcare AI, and robotics. Scholars, its global network of specialists, includes physicians, scientists, engineers, linguists, and other subject matter experts who power high-quality data creation, reasoning evaluation, model alignment, and human feedback workflows for next-generation AI systems. Its proprietary Ango Hub platform allows customers and experts to collaborate on complex multimodal data to generate highly curated and validated training artifacts for high-stakes models. iMerit is backed by Khosla Ventures, Omidyar Network, Dell Foundation and British International Investment (BII). Learn more at imerit.ai.

Cautionary Statement Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to EXL's operations and business environment, all of which are difficult to predict and many of which are beyond EXL’s control. Forward-looking statements include information concerning EXL’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management's experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although EXL believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect EXL’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors, which include the satisfaction or waiver of applicable closing conditions to the consummation of the iMerit acquisition, our ability to successfully integrate strategic acquisitions or achieve anticipated synergies, our ability to maintain and grow client demand, risks related to the use of AI technology, impact on client demands by our selling cycles, our ability to hire and retain sufficiently trained employees, and our ability to accurately estimate and/or manage costs, and risks related to the international nature of our business and other factors are discussed in more detail in EXL’s filings with the Securities and Exchange Commission, including EXL’s Annual Report on Form 10-K. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect EXL. EXL has no obligation to update any forward-looking statements after the date hereof, except as required by applicable law.

Contacts:
Investor Relations
Andrew Thut
Head of Investor Relations and Capital Markets
ir@exlservice.com

Media – US, UK
Keith Little
Head of Public Relations
media.relations@exlservice.com

Media – India

Gargi Mukherjee

gargi.mukherjee@exlservice.com

Media – APAC

Frances Adcock

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